Exhibit 10.5

AMENDMENT TO AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of January 11, 2019, is made between Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”) and J. Aron & Company LLC, a New York limited liability company (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).

RECITALS

A. The Company owns and operates a crude oil refinery and related assets located in Kapolei, Hawaii (the “Refinery”) for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.

B. The Parties have entered into (i) that certain Amended and Restated Supply and Offtake Agreement, dated as of December 21, 2017 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery and (ii) that certain Amended and Restated Pledge and Security Agreement, dated as of December 21, 2017 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “Security Agreement”), pursuant and subject to which the Company has granted to Aron a security interest in the Collateral (as defined in the Security Agreement) to secure the Secured Obligations (as defined in the Security Agreement).

C. The Parties have agreed to amend the Security Agreement pursuant to the terms set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:

SECTION 1 Definitions; Interpretation

Section 1.1 Defined Terms. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

Section 1.2 Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendment to Security Agreement

Section 2.1 Upon the effectiveness of this Amendment:

(a) Section 5.2(b)(ii) of the Security Agreement is hereby amended by (i) deleting the text “and” in subsection (N) thereof; (ii) replacing the text “.” with the text “;” in subsection (O) thereof; and (iii) inserting immediately after subsection (O) thereof the following new subsections (P) and (Q):

(P) Indebtedness with respect to the Term Loan and Guaranty Agreement, dated as of January 10, 2019, among Par Pacific, Par Petroleum, LLC, Par Petroleum Finance Corp., the guarantors party thereto from time to time, the lenders party thereto from time to time and Goldman Sachs Bank USA, as administrative agent for the lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) in an aggregate principal amount not to exceed $250,000,000 plus additional principal amounts that are permitted to be incurred under the Term Loan Agreement (as such agreement is in effect on January 10, 2019 and without giving effect to any amendments thereto), and any refinancing, refunding, renewal or extension thereof; provided that (1) the aggregate principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (2) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Company or Aron than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; and

(Q) Indebtedness constituting Pari Passu Lien Hedge Agreements (as defined in and permitted under the Indenture) and guarantees thereof.

(b) Section 5(b) of the Security Agreement is hereby amended by inserting immediately after subsection (vi) thereof the following new subsection (vii):

(vii) Other Intermediation Agreements. With respect to any “Intermediation Agreement” (as defined in the Indenture) and “Intermediation Facility” (as defined in the ABL Facility) to which an “Intermediation Counterparty” (as defined in the Indenture) other than Aron is party (each, an “Other Intermediation Agreement”), (i) the Company shall, and shall cause its Affiliates to, comply with the terms, conditions and covenants in the Indenture and/or the Term Loan Agreement relating to Intermediation Agreements and in the ABL Facility relating to Intermediation Facilities and (ii) the Company shall, and shall cause its Affiliates to, promptly provide to Aron copies of all notices, amendments, waivers, consents and other similar documents executed and delivered under the Indenture and/or the Term Loan Agreement relating to any such Intermediation Agreement or under the ABL Facility relating to any such Intermediation Facility.

Section 2.2 Limited Consent and Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the terms and conditions contained herein, Aron hereby (i) waives the requirements set forth in Section 13.3(d) of the S&O Agreement for the Company to notify Aron (A) within one (1) Business Day after entering into the Fourth Amendment to the ABL Facility and the Second Supplemental Indenture to the Indenture, each dated as of the date hereof, and (B) at least ten (10) Business Days prior to the entry into the Term Loan Agreement, and (ii) for purposes of Section 18.2(i) of the S&O Agreement, consents to the entry by the Company into the Term Loan Agreement.

Section 2.3 References Within Security Agreement. Each reference in the Security Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, and each reference in any other Transaction Document to “the Pledge and Security Agreement” and the words “thereof,” “thereto,” “therein,” “thereunder” or words of like import, in each case, shall mean and be a reference to the Security Agreement as amended by this Amendment.

SECTION 3 Representations and Warranties

To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the limited liability company, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the Security Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the Security Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law); and (v) no Event of Default with respect to it has occurred and is continuing.

SECTION 4 Reaffirmation

All of the terms and provisions of the Security Agreement shall, as amended and modified hereby, remain in full force and effect. The Company hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than expressly provided herein) or impair the Secured Obligations or the Liens securing the payment and performance thereof. The Company hereby ratifies and confirms all of its respective obligations and liabilities under the Transaction Documents to which it is a party, as expressly modified herein.

SECTION 5 Miscellaneous

Section 5.1 Security Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the Security Agreement remains unchanged. As amended pursuant hereto, the Security Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. For all purposes of the Security Agreement and the other Transaction Documents, this Amendment shall constitute a “Transaction Document.”

Section 5.2 No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

Section 5.3 Costs and Expenses. The Company acknowledges and confirms that, pursuant to Section 21.5 of the S&O Agreement, it is responsible for the payment of all reasonable out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Aron) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, the other agreements amended in connection herewith, and the transactions contemplated hereby or thereby.

Section 5.4 Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, Aron and their respective successors and assigns.

Section 5.5 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

Section 5.6 Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.

Section 5.7 Effectiveness; Counterparts.

(a) This Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(b) It is a condition to Aron’s execution of this Amendment that, concurrently with such execution:

(i) the Company shall have delivered to Aron;

(i) a certificate, in form and substance reasonably satisfactory to Aron, signed by an appropriate officer of the Company certifying as to its organizational documents, incumbency, due authorization and/or board or other limited liability company approvals and resolutions authorizing and approving the amendments contemplated hereby; and

(ii) a certificate, in form and substance reasonably satisfactory to Aron, signed by an Authorized Officer of the Company certifying that, as of the date hereof, (i) no Event of Default or Default with respect to the Company has occurred and is continuing and (ii) the representations and warranties of the Company set forth in this Amendment and each other Transaction Document are true and correct in all material respects (except for any representation and warranty that is qualified by materiality which such representation and warranty shall be true and correct in all respects).

(ii) Aron shall have received all reasonable and documented out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel of Aron) that are due and payable in connection with the preparation, negotiation, execution and delivery of this Amendment, the other agreements amended in connection herewith, and the transactions contemplated hereby or thereby.

Section 5.8 Interpretation. This Amendment is the result of negotiations between the Parties and has been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By:	/s/ Harsha V. Rajamani
Name:	Harsha V. Rajamani
Title:	Managing Director

PAR HAWAII REFINING, LLC

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Financial Officer